Exhibit 99.1

FOR IMMEDIATE RELEASE

Home Properties Announces Expected Closing Date for Acquisition by Lone Star Funds

ROCHESTER, N.Y., October 2, 2015 — Home Properties, Inc. (NYSE: HME) (“Home Properties” or the “Company”) today announced that it has received notice from Lone Star Funds (“Lone Star”) specifying October 7, 2015 as the closing date for the previously announced acquisition of Home Properties by Lone Star.  The notice was provided by Lone Star in accordance with the merger agreement relating to the acquisition.  As a result, Home Properties expects the acquisition to close on October 7, 2015, with the previously announced property contribution transaction with an affiliate of UDR, Inc. to close on October 6, 2015.

Based on the expected October 7, 2015 closing date, the previously announced contingent dividend is expected to be payable on October 7, 2015 to stockholders of record at the close of business on October 5, 2015.  These dates will change if the closing occurs later than October 7, 2015.

Upon the closing of the acquisition, trading of Home Properties shares on the New York Stock Exchange will cease and each outstanding share of common stock of Home Properties will be converted into the right to receive $75.23 in cash.

About Home Properties

Home Properties is a publicly traded multifamily real estate investment trust that owns, operates, acquires and repositions apartment communities in suburbs of major metropolitan areas, primarily along the East Coast of the United States. An S&P 400 Company, Home Properties owns and operates 120 communities containing 41,862 apartment units. For more information, please visit the Company’s website at www.homeproperties.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the satisfaction or waiver of conditions in the Merger Agreement;  the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the risk that the REIT merger, the operating partnership merger or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; and competition within the multifamily residential real estate industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on February 24, 2015. Any forward-looking statement speaks only as of the date of this communication and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Contacts:

David P. Gardner

Executive Vice President and Chief Financial Officer

(585) 246-4113

or

Shelly J. Doran

Vice President, Investor Relations

(585) 295-4227